UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2018

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On February 6, 2018, First Hawaiian Bank, the bank subsidiary of First Hawaiian, Inc., entered into an amended consulting agreement with Mr. Albert M. Yamada, formerly the Vice Chairman, Chief Administrative Officer and Secretary of First Hawaiian, Inc. and First Hawaiian Bank and currently a non-employee director of First Hawaiian Bank.  As previously disclosed, Mr. Yamada retired from his position at First Hawaiian, Inc. and First Hawaiian Bank on December 1, 2016, entered into a consulting agreement with First Hawaiian Bank on December 13, 2016 and ceased providing services thereunder on April 25, 2017.  The amended consulting agreement is on terms materially consistent with the original consulting agreement in all respects, including with respect to fees.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1

Consulting Agreement, dated as of December 13, 2016, by and between First Hawaiian Bank and Albert M. Yamada (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-1 filed by First Hawaiian, Inc. on January 24, 2017 (File No. 333-215676)).

EXHIBIT INDEX

Exhibit No.	Description

10.1

Consulting Agreement, dated as of December 13, 2016, by and between First Hawaiian Bank and Albert M. Yamada (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-1 filed by First Hawaiian, Inc. on January 24, 2017 (File No. 333-215676)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: February 12, 2018	By:	/s/ Robert S. Harrison
Robert S. Harrison
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)